EXHIBIT 10.22

ALLIQUA, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Award of Restricted Stock Units.  Pursuant to this restricted stock unit award agreement (this “Agreement”), Alliqua, Inc., a Florida corporation (the “Company”), hereby grants to

                  James Sapirstein
(the “Grantee”)

an award of three million ninety-five thousand four hundred sixty-nine (3,095,469) restricted stock units (the “Awarded Units”) which may be converted into the number of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) equal to the number of restricted stock units, subject to the terms and conditions of this Agreement.  The “Date of Grant” of this award of the Awarded Units is November 8, 2012.  Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the fair market value of a share of Common Stock at any time.

2. Vesting; Time of Delivery of Shares.  Awarded Units which have become vested pursuant to the terms of this Section 2 are collectively referred to herein as “Vested RSUs.”  All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

a.           Except as specifically provided in this Agreement, the Awarded Units shall be vested as follows, provided that the applicable vesting conditions are satisfied on or before the third (3rd) anniversary of the Date of Grant:

i.           Fifty percent (50%) of the total Awarded Units (rounded down) shall vest upon the Company’s achievement of a market capitalization in excess of fifty million dollars ($50,000,000) as reported by Bloomberg, L.P. (or, if the shares of Common Stock are not Publicly Traded (as defined below), then the market capitalization as determined by the Board of Directors of the Company (the “Board”) in good faith) and become Vested RSUs, provided the Grantee is providing services (as an employee, outside director, or contractor) to the Company or a majority-owned subsidiary of the Company on that date.

ii.           An additional twenty-five percent (25%) of the total Awarded Units (rounded down) shall vest upon the Company’s achievement of a market capitalization in excess of one hundred million dollars ($100,000,000) as reported by Bloomberg, L.P. (or, if the shares of Common Stock are not Publicly Traded (as defined below), then the market capitalization as determined by the Board in good faith) and become Vested RSUs, provided the Grantee is providing services (as an employee, outside director, or contractor) to the Company or a majority-owned subsidiary of the Company on that date.

iii.           The remaining twenty-five percent (25%) of the total Awarded Units shall vest upon the Company’s achievement of a market capitalization in excess of two hundred million dollars ($200,000,000) as reported by Bloomberg, L.P. (or, if the shares of Common Stock are not Publicly Traded (as defined below), then the market capitalization as determined by the Board in good faith) and become Vested RSUs, provided the Grantee is providing services (as an employee, outside director, or contractor) to the Company or a majority-owned subsidiary of the Company on that date.

Notwithstanding the foregoing, upon (i) the occurrence of a Change in Control (as defined below), or (ii) the Grantee’s termination of service by the Company without Cause (as defined below) or by the Grantee for Good Reason (as defined below), then immediately on the effective date of such Change in Control or the date of such termination of service, as applicable, all Unvested RSUs shall immediately become Vested RSUs.

b.           Subject to the provisions of this Agreement and except as otherwise provided herein, within five (5) business days after the vesting of such Awarded Units, the Company shall convert the Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs and shall deliver to the Grantee or the Grantee’s personal representative a number of shares of Common Stock equal to the number of Vested RSUs credited to the Grantee.  Notwithstanding anything herein to the contrary, in the event the Awarded Units become Vested RSUs as a result of a termination of the Grantee’s service by the Company without Cause (as defined below) or by the Grantee for Good Reason (as defined below), the Company shall convert the Vested RSUs into shares of Common Stock within ten (10) days following the date the Release (as defined below) becomes effective; provided that, if the time period provided to the Grantee to execute and make irrevocable the Release or the foregoing ten (10) day period begins in one taxable year and ends in a second taxable year, such delivery of shares of Common Stock to the Grantee shall not be made until the second taxable year.

c.           For purposes of this Agreement, the following terms shall have the meanings set forth below:

i.           “Cause” shall have the meaning set forth in the Executive Employment Agreement, by and between the Grantee and the Company, with an effective date of September 28, 2012 (the “Employment Agreement”).

ii.           “Change in Control” shall have the meaning set forth in the Alliqua, Inc. 2011 Long-Term Incentive Plan.

iii.           “Good Reason” shall have the meaning set forth in the Employment Agreement.

iv.           “Publicly Traded” shall mean that the shares of Common Stock are (A) subjecting the Company to the registration and periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, and (B) listed on an established national securities exchange, quoted on an automated quotation system, or quoted by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc.

v.           “Release” shall have the meaning set forth in the Employment Agreement.

3. Forfeiture of Awarded Units.  Awarded Units that are not vested in accordance with Section 2 above shall be forfeited on the earlier of the date of the Grantee’s termination of service or the third (3rd) anniversary of the Date of Grant.  Upon forfeiture, all of the Grantee’s rights with respect to the forfeited Awarded Units shall cease and terminate, without any further obligations on the part of the Company.

4. Who May Receive Shares.  During the lifetime of the Grantee, the Common Stock received upon conversion of any Awarded Units may only be received by the Grantee or his legal representative.  If the Grantee dies prior to the date his Awarded Units are converted into shares of Common Stock as described in Section 2 above, the Common Stock relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Grantee pursuant to the applicable laws of descent and distribution.

5. No Fractional Shares.  Awarded Units may be converted only with respect to full shares, and no fractional share of Common Stock shall be issued.

6. Nonassignability.  The Awarded Units are not assignable or transferable by the Grantee except by will or by the laws of descent and distribution.

7. Rights as Shareholder.  The Grantee will have no rights as a shareholder with respect to any shares covered by the Awarded Units until the issuance of a certificate or certificates to the Grantee or the registration of such shares in the Grantee’s name for the shares of Common Stock.  The Awarded Units shall be subject to the terms and conditions of this Agreement.  Except as otherwise provided in Section 8 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.  The Grantee, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

8. Adjustments and Related Matters.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of the Awarded Units, then the Company shall make adjustments so that the fair value of the Awarded Units immediately after the transaction or event is equal to the fair value of the Awarded Units immediately prior to the transaction or event.  The Company shall determine the specific adjustments to be made under this Section 8, and its determination shall be conclusive.  Notwithstanding anything herein to the contrary, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Awarded Units or this Agreement to violate Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.  Upon the occurrence of any such adjustment, the Company shall provide notice to the Grantee of its computation of such adjustment which shall be conclusive and shall be binding upon the Grantee.

9. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance.  The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

10. The Grantee’s Representations.  Notwithstanding any of the provisions hereof, the Grantee hereby agrees that the Company will not be obligated to issue any shares of Common Stock to the Grantee hereunder, if the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The obligations of the Company and the rights of the Grantee are subject to all applicable laws, rules, and regulations.

11. Investment Representation.  Notwithstanding anything herein to the contrary, the Grantee hereby represents and warrants to the Company, that:

a.           The Common Stock that will be received upon the conversion of any Awarded Units are acquired for investment purposes only for the Grantee’s own account and not with a view to or in connection with any distribution, re-offer, resale or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

b.           The Grantee, alone or together with the Grantee’s representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Grantee is capable of evaluating the merits and economic risks of acquiring Common Stock upon the conversion of the Awarded Units and holding such Common Stock;

c.           The Grantee has had access to all of the information with respect to the Common Stock underlying the Awarded Units that the Grantee deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Company concerning the Awarded Units;

d.           The decision of the Grantee to acquire the Common Stock upon the conversion of the Awarded Units for investment has been based solely upon the evaluation made by the Grantee;

e.           The Grantee understand that the Common Stock underlying the Awarded Units constitutes “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Grantee’s investment intent as expressed herein.  The Grantee further understands that the Common Stock underlying the Awarded Units must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available;

f.           The Grantee acknowledges and understands that the Company is under no obligation to register the Common Stock underlying the Awarded Units and that the certificates evidencing such Common Stock will be imprinted with a legend which prohibits the transfer of such Common Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

g.           The Grantee is an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

12. Grantee’s Acknowledgments.  The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Company, upon any questions arising under this Agreement.

13. Law Governing.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida (excluding any conflict of laws rule or principle of Florida law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

14. No Right to Continue Service or Employment.  Nothing herein shall be construed to confer upon the Grantee the right to continue in the employ or to provide services to the Company or any subsidiary, whether as an employee or as a contractor or as an outside director, or interfere with or restrict in any way the right of the Company or any subsidiary to discharge the Grantee at any time.

15. Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

16. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

17. Entire Agreement.  This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitutes the sole and only agreements between the parties with respect to the said subject matter, including the Employment Agreement.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

18. Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

19. Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

20. Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

21. Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

22. Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.            Notice to the Company shall be addressed and delivered as follows:

Alliqua, Inc.
850 Third Avenue, Suite 1801
New York, NY 10022
Attn: President
Facsimile: (646) 218-1401

b.            Notice to the Grantee shall be addressed and delivered as set forth on the signature page.

23. Code Section 409A; Six Month Delay.  This Agreement is intended to be interpreted and applied so that the benefits set forth herein shall either be exempt from the requirements of Section 409A of the Code, or shall comply with the requirements of Section 409A of the Code, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Section 409A of the Code.  Notwithstanding anything herein to the contrary, in the case of a distribution of shares of Common Stock on account of any termination of service other than death, if the Grantee is a “specified employee” as defined in Section 1.409A-1(i) of the Final Treasury Regulations under Code Section 409A, to the extent required under Code Section 409A, the distribution of such shares on behalf of the Grantee shall not occur until the date which is six (6) months following the date of the Grantee’s termination of service (or, if earlier, the date of death of the Grantee).

24. Tax Requirements.  The Grantee is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement.  The Company or, if applicable, any subsidiary (for purposes of this Section 24, the term “Company” shall be deemed to include any applicable subsidiary) shall have the right to deduct from all amounts paid in cash or other form, any Federal, state, local, or other taxes required by law to be withheld in connection with this Agreement.  The Company may, in its sole discretion and prior to the date of conversion, also require the Grantee receiving shares of Common Stock upon conversion of Awarded Units to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Grantee’s income arising with respect to this award.  Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock.  Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Grantee to the Company of shares of Common Stock that the Grantee has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the conversion of the Awarded Units, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Grantee.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

ALLIQUA, INC.

By:	/s/ Richard Rosenblum
Name:	Richard Rosenblum
Title:	Co-Executive Chairman

GRANTEE:

/s/ James Sapirstein
Signature

Name:	James Sapirstein
Address: